UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 15, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Items
     On June 15, 2006, Stone Energy Corporation (“Stone”) received a definitive offer from Energy Partners, Ltd. (“EPL”) for the acquisition of Stone on terms and conditions contained in a proposed agreement and plan of merger. Stone’s Board of Directors is reviewing the offer and will make a determination whether the offer is a “Target Superior Proposal” as defined in the existing merger agreement with Plains Exploration & Production Company. EPL’s offer is subject to a determination by Stone’s Board of Directors that EPL’s offer is a “Target Superior Proposal” no later than 9:00 p.m. New York City time on Sunday, June 18, 2006. On June 16, 2006, Stone issued a press release announcing the receipt of the definitive offer, attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release dated June 16, 2006, “Stone Energy Corporation Announces Receipt of Offer from Energy Partners.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: June 16, 2006	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 16, 2006, “Stone Energy Corporation Announces Receipt of Offer from Energy Partners.”